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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  Form 8-K

                               CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                               June 25, 2003



                      MATTHEWS INTERNATIONAL CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



           Pennsylvania             0-9115 and 0-24494         25-0644320
   ----------------------------     ------------------        ------------
   (State or other jurisdiction        (Commission           (IRS Employer
        of incorporation)              File Numbers)       Identification No.)



   Two NorthShore Center, Pittsburgh, PA                       15212-5851
  ----------------------------------------                     ----------
  (Address of principal executive offices)                     (Zip Code)



  Registrant's telephone number, including area code:       (412) 442-8200
                                                            --------------



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Item 5.  Other Events

David M. Kelly, Chairman of the Board of Directors, President and Chief Executive Officer of Matthews International Corporation, entered into a Rule 10b5-1 Sales Plan dated June 6, 2003, with Goldman Sachs & Co. (Broker) for the sale of 383,333 shares of Matthews International Corporation Common Stock. The shares to be sold by Mr. Kelly will be acquired by way of exercising vested stock options. The Sales Plan was established in accordance with Securities and Exchange Commission Rule 10b5-1 to provide for a gradual and orderly sale of a portion of Mr. Kelly's option shares. Mr. Kelly fully meets the Company's stock ownership guidelines and his current level of ownership of common stock will not be affected by this 10b5-1 Sales Plan. The Sales Plan will provide for weekly sales and will terminate on March 30, 2004.


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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           MATTHEWS INTERNATIONAL CORPORATION
                                                      (Registrant)


                                       By  Edward J. Boyle
                                           ----------------------------------
                                           Edward J. Boyle
                                           Chief Financial Officer,
                                            Secretary and Treasurer




Date: June 25, 2003